Exhibit 10.9

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), is made and entered into as of May 19, 2021, by and between (i) Blue Owl Capital Inc., a Delaware corporation (the “Buyer”), and (ii) Neuberger Berman Group LLC, a Delaware limited liability company (the “Servicer”). The Buyer and Servicer are each referred to in this Agreement as a “Party” and collectively as the “Parties.” All capitalized terms used but not defined herein shall have the respective meanings set forth in the Business Combination Agreement (defined below).

WHEREAS, the Buyer (f/k/a Altimar Acquisition Corporation) is party to that certain Business Combination Agreement, dated as of December 23, 2020 (the “Business Combination Agreement”), by and among the Buyer, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and the Servicer that provides for, among other things, the acquisition by the Buyer of the Diamond Business and the Opal Business.

WHEREAS, in connection with the Closing of the transactions contemplated by the Business Combination Agreement, the Parties have agreed to enter into this Agreement to set forth the terms and conditions upon which the Servicer will provide or cause to be provided to the Buyer and its Subsidiaries certain identified services during the term of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and the Business Combination Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

1.    Transition Services.

(a)    Subject to and on the terms set forth in this Agreement, the Servicer shall perform or cause to be performed with respect to the Diamond Business certain transition services as set forth on Exhibit A (the “Service Exhibit”) hereto (such services, the “Transition Services” and each, a “Transition Service”), which Service Exhibit is incorporated herein by reference, for the time periods described in this Agreement. In consideration for the performance of the Transition Services, and subject to the provisions of Section 4, the Buyer shall pay (or cause to be paid) to the Servicer the fees set forth on the Service Exhibit (the “Service Fees”) in accordance with Section 3. Subject to the provisions of Section 4, the Servicer shall provide each of the Transition Services until the earlier of (i) the date that is one year after the date of this Agreement, or such other date as the Parties may reasonably agree in writing is necessary to accomplish the transition of the Diamond Business and the transactions contemplated by the Business Combination Agreement and (ii) the date set forth on the Service Exhibit with respect to such Transition Service, or such other date as the Parties may reasonably agree in writing with respect to such Transition Service (as applicable, the “Service Termination Date”).

(b)    The Service Exhibit sets forth the monthly Service Fee payable for each Transition Service for each calendar month during the term of this Agreement.

(c)    In addition to the Service Fees, upon receipt of reasonable documentation, the Buyer shall reimburse the Servicer for (i) any reasonable third-party fees or expenses and (ii) all reasonable out-of-pocket costs and expenses, including all reasonable overtime payments to Servicer employees (collectively, the “Expenses”), in each case, incurred by the Servicer in connection with and attributable to providing the Transition Services, including reasonable costs incurred pursuant to contracts with third parties under which the benefit is provided to the Buyer as part of the Services, reasonable out-of-pocket travel expenses and costs in obtaining third-party consents (including licenses) that the Parties agree to pursue pursuant to Section 1(d) (but not, for the avoidance of doubt, expenses and costs in obtaining other third-party consents); provided, however, that “Expenses” shall be determined without duplication of any applicable Services Fees; provided, further, that, notwithstanding anything to the contrary herein, the Buyer shall have no obligation to reimburse the Servicer for any individual Expense exceeding $25,000 without the prior written consent of the Buyer. For the avoidance of doubt, in the event fees and expenses contemplated by the preceding sentence are incurred in connection with the provision of the Transition Services and with other operations of the Servicer or its Affiliates, only the portion of such fees and expenses reasonably allocable to the provision of Transition Services shall be deemed to be “Expenses” and reimbursable by the Buyer hereunder (subject to the preceding sentence).

(d)    To the extent that (i) the Transition Services include Software or other technology licensed from third parties, or (ii) the Transition Services are procured or derive from third parties, it is intended and agreed that the Transition Services provided under this Agreement shall be within the scope and on the terms and conditions established by the third-party licensors or providers. This Agreement is not intended to constitute a sublicense of any Software or technology provided by third-party licensors or to create a commercial service bureau in favor of the Buyer or its customers, but instead is a services agreement intended to enable the Diamond Business to wind up its use of the software applications set forth on the Service Exhibit. In the event that the Servicer encounters a restriction or objection from a third-party licensor or supplier that prevents the Servicer, as a legal or practical matter from providing any Transition Service as contemplated by this Agreement, then the Servicer shall reasonably promptly so notify the Buyer, and the Parties will confer to decide upon a mutually-agreeable solution, which may include seeking necessary consents or licenses, replacing the affected resource or adopting a work-around; provided, that in no event will the Servicer be required to provide any such Transition Service in violation of its obligations under any third-party agreement and provided, further, that in the event that the Parties mutually agree not to seek a consent following such conference, the provisions of Section 8(c) shall apply to any claims arising out of such election. The Servicer shall use its commercially reasonable efforts during the term of this Agreement to not enter into or become bound by an agreement or other arrangement that includes such a restriction. Other than as set forth in the preceding sentence, the Servicer gives no assurance about whether such a restriction or objection can or may arise and, in any event, until such alternative approach is agreed upon by the Parties or the problem is otherwise resolved to the satisfaction of the Parties, the Servicer shall be excused from providing the affected Transition Service and, notwithstanding anything to the contrary herein, the Buyer shall have no obligation to pay any Service Fee for any such Transition Service that the Servicer does not provide. To the extent an agreed-upon alternative approach results in the incurrence of additional expense beyond what was incurred in connection with the underlying Transition Service, the Buyer shall make prompt payment to the Servicer in the amount of such additional expense in accordance with Section 3 hereof.

(e)    Notwithstanding anything to the contrary in this Agreement, the Buyer acknowledges that the Servicer may be providing services similar to the Transition Services for itself and its Affiliates, and the Servicer reserves the right to modify one or more Transition Services if such modifications are: (i) applicable to all other recipients of such Transition Service or services similar to such Transition Service; provided, that such modifications do not have a material adverse impact on the Buyer or its Subsidiaries and do not increase the Expenses in any material respect; or (ii) otherwise necessary to comply with applicable Law or other requirements of a Governmental Entity.

2.    Term. This Agreement commences as of the date hereof and will continue in effect until the latest Service Termination Date for any Transition Service, unless earlier terminated in accordance with Section 4; provided, that this Agreement shall terminate with respect to a Transition Service (including the Servicer’s obligation to provide, and the Buyer’s obligation to pay a Service Fee or Expenses with respect to, such Transition Service in accordance with Section 4(c)) on the applicable Service Termination Date for such Transition Service and provided, further, that in the event that a Transition Service has not been properly transitioned, separated and migrated to the Buyer or its designee as of the applicable Service Termination Date due to the Servicer’s failure to complete the tasks that have been designated as Servicer’s responsibilities in the Service Exhibit, the term of any such Transition Service shall be automatically extended by an additional thirty (30) days beyond the applicable Service Termination Date. Termination or expiration of this Agreement will not act as a waiver of any breach hereof and will not release any Party hereto for any liability or obligation incurred under this Agreement through the effective date of such termination or expiration.

3.    Payment.

(a)    The Servicer shall invoice the Buyer for the monthly Service Fees and all Expenses incurred in accordance with this Agreement for each month during which Transition Services are provided hereunder. The Buyer shall be liable for the Service Fees and the Buyer shall pay the Servicer the amounts shown as due and payable on each such invoice, including any applicable sales, use or value-added taxes, within forty-five (45) days of the Buyer’s receipt of such invoice, unless and to the extent subject to (and during the pendency of) any dispute between the Parties with respect to such amounts. The Buyer will not be entitled to offset any Service Fees, Expenses or any other amounts due hereunder against any amounts owed by the Servicer or any of its Affiliates to the Buyer or any of its Affiliates under the Business Combination Agreement, any other Ancillary Agreement, as a client of the Diamond Business or otherwise.

(b)    If there is a dispute between the Parties regarding the variable amounts shown as billed to the Buyer on any invoice, the Servicer shall, upon the written request of the Buyer, furnish to the Buyer such reasonable documentation to substantiate the amounts billed, including listings of the dates, times and amounts of the Transition Services in question, and any documentation from third parties with respect to Expenses for which the Servicer is seeking reimbursement.

(c)    If there is a dispute regarding any invoice for Service Fees or Expenses under this Agreement, the Parties shall cooperate and use commercially reasonable efforts to resolve any such dispute among themselves as promptly as practicable; provided, that if any such dispute is not resolved by the invoice due date, then Buyer may withhold amounts disputed in good faith.    In the event that the Parties mutually agree that any amount disputed by Buyer was properly invoiced, the Buyer will pay to the Servicer such amount within fifteen (15) days of such agreement.

4.    Termination.

(a)    The Buyer may terminate this Agreement in its entirety by providing the Servicer with at least thirty (30) days’ prior written notice, which notice must specify the date on which the Transition Services are to be terminated (the “Termination Date”); provided, that the Buyer will be liable for the Service Fees through the Termination Date, along with any and all Expenses incurred in accordance with this Agreement in connection with the Transition Services provided during such period.

(b)    The Buyer may from time to time elect to terminate any Transition Service by providing the Servicer with at least thirty (30) days’ prior written notice, which notice shall specify which of the Transition Services are to be terminated (the “Terminated Services”) and the date on which such Terminated Services are to be terminated. Within fifteen (15) Business Days following receipt of a termination notice, the Servicer shall notify the Buyer in writing of its good faith belief as to whether the termination of any Transition Service or Transition Services that are the subject of the termination notice (i) will require termination or partial termination of any other Transition Service or Transition Services, or (ii) will result in the imposition of any additional costs to the Servicer or its Affiliates and, if so, a good faith estimate of the aggregate amount of such additional costs (an “Early Termination Consequence Notice”). If the Servicer delivers an Early Termination Consequence Notice to the Buyer, the Buyer may withdraw its termination notice within seven (7) days after its receipt of such notification. If the Buyer does not withdraw such termination notice within such seven (7) day period, termination of such Transition Services will be final, including with respect to (x) the termination of any other Transition Service or Transition Services identified by the Servicer in its Early Termination Consequence Notice, and (y) the Buyer obligation to pay the actual amount of any additional costs imposed on the Servicer as a result of such early termination as identified by the Servicer in its Early Termination Consequence Notice (notwithstanding that such actual amount of such identified costs may be greater than the estimated amount). Notwithstanding anything to the contrary herein, the Buyer shall not have the right to unilaterally reinstitute any Transition Service if such Transition Service has been terminated.

(c)     The Buyer will be liable for the Service Fees associated with the Terminated Services provided prior to or on (but not following) the date such Transition Service is terminated in accordance with Section 4(b), along with any and all Expenses incurred in accordance with this Agreement in connection with the Transition Services provided prior to or on (but not following) such date. The termination of the Terminated Services will not affect: (i) any obligation of Buyer to pay (x) additional costs with respect to the applicable termination pursuant to Section 4(b)(y), or (y) Service Fees associated with the Terminated Services provided prior to such termination or Expenses incurred in accordance with this Agreement prior to such termination; or (ii) this Agreement with respect to any Transition Services not terminated pursuant to any written notice under Section 4(b).

(d)    In the event of any breach by the Buyer of (i) Section 3 (i.e., late payment) or Section 6 (i.e., misuse of the Servicer’s business systems and communications networks) hereof or (ii) the Sublease Agreement dated on or about the date hereof, by and between the Servicer, and the Buyer, in each case, that continues without cure for a period of thirty (30) days after notice thereof to the Buyer and is not the subject of a good-faith dispute in accordance with Section 3(b) and Section 3(c) of this Agreement, the Servicer may, upon ten (10) days’ prior written notice to the Buyer, terminate this Agreement or, in its discretion, its obligation to provide the Transition Services relating to such nonpayment without any further obligation or liability to the Buyer. If the Servicer terminates this Agreement (or terminates its obligation to provide a particular Transition Services pursuant to this Section 4(d)), the Buyer will be liable for the Service Fees through, but not following, such date of termination (or such date of termination of the applicable Transition Service).

(e)    No termination of this Agreement or any Transition Services shall relieve any Party from liability for any breach of this Agreement prior to termination thereof. Sections 8 (Limitation on Liability; Indemnity), 10 (Confidentiality), 11 (Expenses), 15 (Governing Law; Waiver of Jury Trial; Jurisdiction) and 17 (Interpretation) shall survive any termination or expiration of this Agreement.

5.    Additional Covenants and Agreements. The Servicer shall use commercially reasonable efforts to provide or cause to be provided the Transition Services (i) subject to any applicable COVID-19 Measures, at a relative level of service (in terms of quantity and quality) substantially similar to that with which such services were provided to the Diamond Business as of immediately prior to the Closing and (ii) in a manner that is in accordance with applicable Law.

6.    Use of Business Systems and Communications Networks. From time to time under this Agreement, each Party may have access to the business systems and communications networks of the other Party. Each Party will use commercially reasonable efforts to ensure that none of its employees, officers, directors or agents, nor any employee, officer, director or agent of any of its Affiliates (collectively, “Users”) make any use of or attempt to gain access to any part of the other Party’s business systems and communications networks or to any data of the other Party or its Affiliates not specifically made available to such Party under this Agreement. Each Party will take reasonable precautions to ensure that its Users do not introduce (i) any code, program, or script (devices) that, upon the occurrence or the non-occurrence of any event, will disable any system or application of the other Party; (ii) to or through the other Party’s “network,” any worm, virus, trap door, back door, or any other contaminant or disabling devices; or (iii) any form of breach of security, data corruption or interruption into the other Party’s “network.” Each

Party agrees that all of its Users, when given access to the business systems and communications networks of the other Party, shall conform to the policies and procedures of such other Party concerning, health, safety and security which are made known to the first Party in advance. If a Party reasonably determines that the other Party has violated this covenant, then without limiting any Party’s remedies hereunder, the other Party will, to such Party’s reasonable satisfaction, promptly take all reasonable action and implement all reasonably necessary procedures to mitigate and prevent the reoccurrence of any such violation.

7.    Designated Points of Contact; Separation Services.

(a)    The points of contact who shall be responsible for the day-to-day implementation of this Agreement, including attempted resolution of any issues that may arise during the performance of any Party’s obligations hereunder for the Servicer, on the one hand, and the Buyer, on the other hand, shall be as specified in Exhibit B under the title “TSA Liaison.”

(b)    The Parties will reasonably cooperate in the transition, separation and migration of the Transition Services. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall the Servicer be required to (i) incur any out-of-pocket expenses in connection with the such transition, separation and/or migration for which the Servicer is not entitled to reimbursement from the Buyer hereunder or (ii) without limiting the Servicer’s obligations under the Business Combination Agreement, undertake responsibilities in connection with such transition, separation and/or migration not otherwise required by this Agreement or the Business Combination Agreement. All cooperation provided and actions taken by the Servicer in connection with transition, separation and migration of the Transition Services shall be subject to the same limitations on liability of the Servicer as set forth herein with respect to the performance of the Transition Services.

8.    Limitation of Liability; Indemnification.

(a)    OTHER THAN IN THE CASE OF INTENTIONAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND WITHOUT LIMITATION OF SECTION 9 OF THE NDA (AS DEFINED BELOW), THE SERVICER’S LIABILITY UNDER THIS AGREEMENT OR WITH RESPECT TO THE PERFORMANCE OF THE TRANSITION SERVICES SHALL BE LIMITED TO THE AMOUNT OF THE SERVICE FEES ACTUALLY RECEIVED BY THE SERVICER HEREUNDER IN CONSIDERATION OF THE TRANSITION SERVICES THAT GAVE RISE TO OR RELATED TO THE INCURRENCE OF SUCH LIABILITY. THE SERVICER WILL HAVE NO LIABILITY UNDER THIS AGREEMENT OR WITH RESPECT TO THE PERFORMANCE OF THE TRANSITION SERVICES TO ANY PERSON OTHER THAN THE BUYER. EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH A CLAIM SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 8(c) OR SECTION 8(d) OR IN THE CASE OF INTENTIONAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NO PARTY WILL BE LIABLE FOR ANY PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, LOSS OF PROFIT OR LOSS OF OPPORTUNITY, LOSS OF REPUTATION, CONSEQUENTIAL LOSSES OR ANY OTHER INDIRECT DAMAGES THAT WERE NOT REASONABLY FORESEEABLE.

(b)    EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN, THE SERVICER DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF TITLE, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE.

(c)    The Buyer shall, and shall cause its Subsidiaries to, indemnify, defend, hold harmless and reimburse the Servicer and the Servicer’s Affiliates (excluding, for the avoidance of doubt, the Buyer and any of its controlled Affiliates) and each of their respective directors, officers, employees, successors and permitted assigns, in their capacity as such (collectively, the “Servicer Indemnified Parties”), for, from and against all Losses imposed on, incurred or suffered by any Servicer Indemnified Party arising out of or relating to the provision of any Transition Service pursuant to this Agreement, except to the extent that such Losses arise out of or relate to any Servicer Indemnified Party’s breach of this Agreement, intentional fraud, gross negligence or willful misconduct. For the avoidance of doubt, any acts or omissions of the HK Employees (as defined in the Service Exhibit) shall be considered those of Buyer or its controlled Affiliate, as applicable, and not those of the Servicer Indemnified Parties. Each Servicer Indemnified Party is an express third party beneficiary of, and entitled to enforce, this Section 8(c).

(d)    The Servicer shall, and shall cause its Subsidiaries to, indemnify, defend, hold harmless and reimburse the Buyer and the Buyer’s Affiliates (excluding, for the avoidance of doubt, the Servicer and any of its controlled Affiliates) and each of their respective directors, officers, employees, successors and permitted assigns, in their capacity as such (collectively, the “Buyer Indemnified Parties”), for, from and against all Losses imposed on, incurred or suffered by any Buyer Indemnified Party arising out of or relating to the Servicer’s or its Representative’s intentional fraud, gross negligence or willful misconduct in providing any Transition Service. Each Buyer Indemnified Party is an express third party beneficiary of, and entitled to enforce, this Section 8(d).

(e)    The indemnification procedures set forth in Section 14.5 (Claim Procedures) of the Business Combination Agreement shall apply to claims for indemnification under this Agreement and are hereby incorporated by reference mutatis mutandis.

9.    Relationship of the Parties. The Parties intend that their relationship hereunder will be that of independent contractors. Nothing contained in this Agreement is to be construed as creating any partnership, joint venture, relationship of principal and agent or employer and employee, or other arrangement between the Parties. No Party will have any right, power or authority to act or create any obligation, expressed or implied, on behalf of another Party. The Servicer shall be responsible in accordance with applicable Law for workers’ compensation and other types of insurance covering its employees and employees of its Affiliates performing the Transition Services and shall have sole responsibility for compliance with all other applicable

Laws relating to such employees. No employee of the Servicer or any of its Affiliates who renders any Transition Service shall be deemed or considered to be an employee of the Buyer or any of its Affiliates as a result thereof.

10.    Confidentiality. During the term of this Agreement, and for one (1) year thereafter, each Party shall be bound by and comply with the provisions set forth in the Non-Disclosure Agreement, dated as of November 16, 2020, between the Servicer and the Buyer (the “NDA”), as if such provisions were set forth in this Agreement, and such provisions are incorporated in this Agreement by reference with respect to Confidential Information; provided, that in each case for purposes of this Agreement: (a) Confidential Information with respect to the Diamond Business shall be deemed to be Confidential Information of Buyer (as Disclosing Party), and not of the Servicer; (b) the Purpose shall be the fulfillment of a Party’s obligations and receiving its benefits under, or otherwise enforcing, this Agreement, the Business Combination Agreement, any other Ancillary Agreement or any other agreement between the Servicer or one or more of its Affiliates, on the one hand, and Buyer or one or more of its Affiliates, on the other hand; and (c) Sections 10 and 11 and the last sentence of Section 3 of the NDA shall be disregarded; and provided, further, that nothing in this Agreement shall be deemed to restrict any Party’s or its Affiliates’ use, disclosure or retention of Confidential Information of either Party or its Affiliates as permitted pursuant to the Business Combination Agreement, any other Ancillary Agreement or any other agreement between such Party or one or more of its Affiliates, on the one hand, and the other Party or one or more of its Affiliates, on the other hand. Capitalized terms used in this Section 10 that are not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the NDA. Each Party understands and acknowledges that the other Party and its Affiliates may now or in the future engage in any business that may be competitive with the business of such first Party or its Subsidiaries (it being agreed, for the avoidance of doubt, that Blue Owl Holdings, Blue Owl Carry and their respective Subsidiaries are Subsidiaries of Buyer), evaluate, invest in (directly or indirectly, including providing financing to) or do business with, competitors or potential competitors of such first Party or its Subsidiaries, and that the receipt or possession of Confidential Information is not intended to and shall not restrict or preclude such activities; provided, that the other Party does not use or disclose any Confidential Information in connection therewith in violation hereof. Further, each Party understands and acknowledges that the other Party and its Affiliates may (i) have general knowledge with respect to the industry in which such first Party or its Subsidiaries operate and that additional general industry knowledge may be gained by the other Party from reviewing or having received Confidential Information that cannot be separated from the such other Party’s overall knowledge and (ii) retain certain mental impressions of the Confidential Information (it being understood that a mental impression is what a person retains when such person has not intentionally memorized the information or retained notes or other aids to help retain such memory), and such general knowledge and mental impressions shall be permitted to be used in the ordinary course of such other Party’s business, including in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions and is not intended to be limited by this Section 10. Prior to sharing with the Servicer any Confidential Information (other than with respect to Buyer) that could reasonably be expected to constitute material non-public information within the meaning of the insider trading provisions of the Securities Exchange Act of 1934 (“MNPI”), the Buyer shall use commercially reasonable efforts to first consult with Servicer Legal & Compliance personnel designated by Servicer to the Buyer to determine whether and how such information can be shared. For the avoidance of doubt, if and to the extent that the Buyer discloses MNPI (which, for the avoidance of doubt, does not include Confidential Information regarding Buyer) to Servicer or its subsidiaries, neither Servicer nor any of its subsidiaries shall be deemed to have any duty of trust or confidence to any party with respect to such MNPI unless specifically agreed in writing by Servicer or its subsidiaries prior to such disclosure.

11.    Expenses. Except as otherwise provided in this Agreement (including Section 1 hereof and the Service Exhibit), each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the performance of such Party’s obligations under this Agreement.

12.    Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, the Servicer may assign its obligation to perform Transition Services to any of its Affiliates without the Buyer’s prior consent; provided, that such assignment shall not relieve the Servicer of its obligations hereunder.

13.    Third-Party Beneficiaries. Other than as expressly provided in Section 8: (a) this Agreement does not benefit or create any legal or equitable right, remedy or claim in or on behalf of any Person other than the Parties and their permitted successors and assigns; and (b) this Agreement and all of its terms and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

14.    Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and delivered in accordance with Section 15.3 (Notices) of the Business Combination Agreement, which shall apply hereto mutatis mutandis; provided, that a copy of any notice to the Buyer hereunder shall be delivered to the addresses set forth in Section 15.3 of the Business Combination Agreement for Opal Group, Opal Feeder and Opal Partners.

15.    Governing Law; Waiver of Jury Trial; Jurisdiction. Section 15.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Business Combination Agreement is hereby incorporated herein by reference mutatis mutandis.

16.    Entire Agreement. This Agreement (along with the Exhibits as such may be supplemented from time to time in accordance with this Agreement, which Exhibits are incorporated herein by reference), together with the Business Combination Agreement (including the Disclosure Letters and Exhibits thereto), the other Ancillary Agreements and the Confidentiality Agreements contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement and the Business Combination Agreement, and the Parties

disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement, the Business Combination Agreement, the other Ancillary Agreements or the Confidentiality Agreements. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

17.    Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit attached to this Agreement or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” in this Agreement shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in this Agreement to a specific Section, Subsection, Clause, Recital, Section of a Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References in this Agreement to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. References in this Agreement to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 17 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References in this Agreement to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided, that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References in this Agreement to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References in this Agreement to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. In no event shall the Buyer or its Subsidiaries be deemed to be an Affiliate of the Servicer or any of its Affiliates for purposes of this Agreement.

18.    Amendment; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by either Party of any default, breach of representation or warranty or breach of covenant under this Agreement, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

19.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

20.    Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

21.    Relationship of Documents. The Parties agree that this Agreement constitutes the “transition services agreement” contemplated by Section 10.22 of the Business Combination Agreement; provided, that nothing in this Agreement shall alter in any obligation of any Party from any after the date hereof under the Business Combination Agreement. In the event of a conflict between the provisions of this Agreement and the Business Combination Agreement, the provisions of the Business Combination Agreement shall control.

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IN WITNESS WHEREOF, the Buyer and the Servicer have caused this Agreement to be executed by their duly authorized officers or representatives as of the date set forth in the preamble hereto.

SERVICER:

NEUBERGER BERMAN GROUP LLC

By:	/s/ Heather P. Zuckerman
Name:	Heather P. Zuckerman
Title:	Chief of Staff

BUYER:

BLUE OWL CAPITAL INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

Signature Page to Transition Services Agreement

Exhibit A

Service Exhibit

See attached.

Exhibit A to the Transition Services Agreement

Exhibit B

TSA Liaisons

Servicer: Philip Ho

Buyer: Andrew Polland

Exhibit B to the Transition Services Agreement